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                                                             Exhibit Number 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 1998, relating to the consolidated financial statements of IMRglobal Corp. as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which appears in the Current Report (Form 8K) (File No. 000-28840) of IMRglobal Corp. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tampa, Florida
September 8, 1999


                                               /s/ PricewaterhouseCoopers LLP
                                                   ----------------------------
                                                   PRICEWATERHOUSECOOPERS LLP